Exhibit 99.1

SOURCEFIRE, INC.

Memorandum

September 24, 2013

To:	Current Employees of Sourcefire, Inc. Who Hold Options or RSUs to Acquire Shares of Sourcefire Stock

As you know, Sourcefire has entered into a Merger Agreement with Cisco Systems, Inc. for Cisco to acquire Sourcefire. We anticipate that the merger will be completed in the first quarter of Cisco’s current fiscal year ending October 27, 2013.

This memorandum provides an explanation of the effect that the merger will have on your Sourcefire stock options (“Options”) and restricted stock units (“RSUs”). The following questions and answers are intended for your general information only, and are qualified by the exact language of the Merger Agreement. You should always seek the advice of your tax and/or financial consultant if you have specific questions regarding the tax or financial consequences associated with your Sourcefire Options or RSUs.

Question 1: Generally, what will happen to my Sourcefire Options and Sourcefire RSUs when the merger closes?

Upon the closing of the merger, any outstanding Sourcefire Options, whether vested or unvested, will be assumed by Cisco and converted into Options to acquire shares of Cisco common stock. Upon the closing of the merger, any outstanding Sourcefire RSUs will be assumed by Cisco and converted into RSUs to acquire shares of Cisco common stock.

Please see Q&A #3 below for details regarding the assumption and conversion of your Sourcefire Options and Sourcefire RSUs.

Question 2: What happens before the merger takes place?

Vested Options: Generally, you are now free to exercise any vested Sourcefire Options. However, subject to Sourcefire’s insider trading policy, you will be restricted from trading your shares of Sourcefire common stock that you receive upon exercise during Sourcefire’s current blackout period. Also, as explained below, your ability to exercise any of your vested Sourcefire Options will be restricted for a short period of time preceding the closing of the merger and, as explained further in Q&A #4 (below), for a period of time after the closing.

Vested RSUs: Sourcefire typically “settles” RSUs as they vest. If you hold a Sourcefire RSU that will vest prior to the closing of the merger, it will settle, and you will receive one share of Sourcefire common stock for each vested Sourcefire RSU, less shares withheld to cover withholding taxes.

Conversion of Performance-Based RSUs: If you hold any Sourcefire RSUs that are subject to earlier vesting based upon the achievement of performance milestones, they will be amended to provide that the number of shares eligible for earlier vesting on each performance measurement date shall instead vest on the annual anniversary of the original grant date, and the vesting on each anniversary date will be dependent on your continued active employment with Cisco on such anniversary date(s). This amendment will occur prior to closing of the merger, contingent on the merger actually closing.

Exercise Restrictions: As noted above, your ability to exercise your vested Sourcefire Options will be restricted for a short period of time preceding the closing of the merger in order to allow for any pending exercises to complete their full processing cycle, share reconciliations to be performed and confirmed, and at closing of the merger, the electronic transfer of all equity data to be transitioned to Cisco’s equity administration system. The last day to exercise any vested Sourcefire Options will be Friday September 27, 2013. Keep in mind that you will be restricted from making same-day sales of the underlying shares acquired upon exercise or otherwise trading your shares during the current blackout period prior to the closing of the merger.

After closing of the merger, you will continue to be restricted from exercising any Cisco-Assumed Options for a short period of time as discussed further in Q&A #4.

Question 3: What happens upon the closing of the merger?

Conversion of Sourcefire Options into Cisco Options and Sourcefire RSUs into Cisco RSUs: At the time the merger takes place, all of your Sourcefire Options that have not been exercised whether vested or unvested, and all of your Sourcefire RSUs that have not been settled will be assumed and converted into Options and RSUs to acquire shares of Cisco common stock with the exercise price for assumed and converted Options and the number of assumed and converted Options and RSUs to be determined, using the following conversion formula (which is designed to preserve the same economic “spread” value):

•	First, an “Exchange Ratio” will be established by dividing the $76.00 per share purchase price for Sourcefire stock by the applicable Cisco stock price, which will be determined by the weighted average sale price of a share of Cisco stock on the Nasdaq Global Select Market for the ten consecutive trading days ending with the trading day that is three trading days prior to the closing date of the merger.

•	Second, the number of Cisco shares you will receive upon exercise of your Cisco-Assumed Option or settlement of your Cisco-Assumed RSU will be determined by multiplying the number of shares subject to your Sourcefire Option or Sourcefire RSU by the Exchange Ratio (and rounding down to the nearest whole number of shares).

•	Third, the per share exercise price of your Cisco-Assumed Option after the closing of the merger will be determined by dividing the original exercise price per share of your Sourcefire Option by the Exchange Ratio (and rounding up to the next whole cent). Note that RSUs do not include exercise prices, so this third step is inapplicable in the RSU conversion.

•	Lastly, you will receive an Assumption Agreement, for each Sourcefire converted Option, and/or Sourcefire converted RSU, along with their key terms. You should be prepared to carefully review each of these documents, as they will evidence your Sourcefire Options and/or Sourcefire RSUs that Cisco will be assuming. You will not be able to exercise any Cisco-Assumed Options, or have any Cisco-Assumed RSUs settle until after you have delivered a signed copy of each of your Assumption Agreement(s) to Cisco.

The following example uses hypothetical numbers to show you how the conversion of your Sourcefire Option into an Option to purchase Cisco common stock works:

•	Assume that the weighted average closing sales price for a share of Cisco common stock is $24.25 (this price being the hypothetical volume-weighted average for the ten consecutive trading days ending with the trading day that is three trading days prior to the closing date of the merger in this example).

•	The Exchange Ratio would be 3.1340 ($76.00 / $24.25 = 3.1340).

•	If an employee had a vested Sourcefire Option for 1,000 Sourcefire shares with an exercise price of $25.05 per share, as of the closing of the merger, this option would be converted to a vested Cisco option for 3,134 Cisco shares (1,000 X 3.1340 = 3,134) (rounded down to nearest whole share) at an exercise price per share of $8.00 ($25.05 / 3.1340 = $8.00) (rounded up to nearest whole cent).

•	Immediately prior to the merger, the Sourcefire Option had an economic “spread” value of ~$50,950 ($76.00 – $25.05 = $50.95 per share X 1,000 shares = $50,950).

•	Immediately after the closing of the merger, the converted Sourcefire Option (now exercisable for Cisco shares) has the same approximate economic “spread” value ($24.25 – $8.00 = $16.25 per share X 3,134 shares = ~$50,928).

All other terms that will apply to your converted Cisco-Assumed Options or Cisco-Assumed RSUs will be as set forth in your Assumption Agreement, which you will receive following the closing of the merger. Of course, the amount ultimately realized under the Cisco-Assumed Options or Cisco-Assumed RSUs will vary with changes in Cisco’s stock price. Note that the conversion of performance-based RSUs into time-based RSUs will occur prior to the closing of the merger, such that they will convert into time-based Cisco RSUs upon closing of the merger. Please note that once the blackout period following the closing is concluded, you will not be able to exercise your assumed Options or have your assumed RSUs settle until you have reviewed, signed, and delivered your Assumption Agreement to Cisco.

Question 4: How do I exercise my Options and settle my RSUs?

Any exercise of your Sourcefire Options until Friday September 27, 2013, and any settlement of your Sourcefire RSUs until the merger closes will continue to be handled through E*Trade. Also, as discussed in Q&A #3, you will be restricted from making same-day sales of the underlying shares acquired upon exercise or settlement, or otherwise trading your shares during the current blackout period prior to closing.

Following the closing of the merger, the period of time during which you will have to wait to exercise your Cisco-Assumed Options and/or for your Cisco-Assumed RSUs to settle will depend on a number of factors, such as the actual closing date of the merger, final filings with the SEC, receipt of converted equity data by Cisco for uploading into Cisco’s equity administration system, and your return/delivery of your signed Assumption Agreement to Cisco. Assuming that the closing occurs on or shortly after the date of the Sourcefire shareholder meeting, October 7, 2013, we currently anticipate that you will have the ability to exercise your then-outstanding Cisco-Assumed Options or have your then-outstanding

Cisco-Assumed RSUs settle with one of Cisco’s preferred brokers, Charles Schwab or Morgan Stanley on or around November 11, 2013, but in any event only following your return/delivery of your signed Assumption Agreement to Cisco. Please note that we are working to make this time frame as short as possible.

Because you will not be able to exercise any vested options – from September 27, 2013 until around November 11, 2013 – and the value of your options following the closing will be subject to variation based on changes in Cisco’s stock price, you may want to consider whether or not to exercise your vested Sourcefire Options by September 27, 2013. Please note that any exercise will be subject to your payment of the option exercise price and applicable withholding taxes. You will need to have sufficient funds to cover these amounts in your E*Trade stock plan account at the time of exercise. Please also note that in order to exercise your Sourcefire options you will need to call E*Trade at (800) 838-0908 inside the US and Canada and +1 (650) 599-0125 outside the US and Canada and have your account number available. Online trading is not available because of the current trading blackout.

Question 5: If I exercise my Sourcefire Options or my Sourcefire RSUs are settled prior the closing of the merger, what happens to my shares of Sourcefire common stock upon closing of the merger?

If you exercise your Sourcefire Options or your Sourcefire RSUs are settled for shares of Sourcefire common stock prior to the closing of the merger, or if you otherwise own shares of Sourcefire common stock, you will receive $76.00 per share in cash without interest for these shares of Sourcefire common stock when the merger is completed.

Question 6: What if the merger is not completed?

If the merger is not completed for any reason, none of your Sourcefire Options or Sourcefire RSUs will be assumed by Cisco and converted into Cisco Options and Cisco RSUs. You would not receive any payment from Cisco for any shares of Sourcefire common stock that you own. Any performance-based RSUs will not be amended and will remain performance-based RSUs.

QUESTIONS & ADDITIONAL INFORMATION

If you have any questions about how this equity conversion will work, please feel free to contact Sonia Savage at (408) 527-7403 or sosavage@cisco.com. If you have questions about how to exercise your Sourcefire Options, or about Sourcefire Options or RSUs in general, please contact Cameron Stell at (443) 430-7029 or cstell@sourcefire.com.

We encourage you to consult your own tax and other professional advisors, to the extent you wish to do so; neither Sourcefire nor Cisco are able to provide tax or investment advice to you.

Additional Information and Where You Can Find It:

In connection with the proposed acquisition by Cisco Systems, Inc. (“Parent”) of Sourcefire, Inc. (the “Company”) pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Parent, and a wholly-owned subsidiary of Parent, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 9, 2013. Investors are urged to read the definitive proxy statement (including all amendments and supplements) because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (http://investor.sourcefire.com/) or by directing a request to the Company at: Sourcefire, Inc., 9770 Patuxent Woods Drive, Columbia, MD 21046.

The Company and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the acquisition. Information about the Company’s executive officers and directors is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the definitive proxy statement filed with the SEC on September 9, 2013.

Forward Looking Statements:

This written communication contains forward-looking statements that involve risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of our customers to the transaction; general economic conditions; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Parent and the Company file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

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